SIBONEY CORPORATION

                               LINE OF CREDIT NOTE

                                                            St. Louis, Missouri
$500,000.00 and interest                                          June 12, 1997

     On Demand, and if no demand be made, then on the 1st day of June, 1998, the undersigned promise(s) to pay to the order of SOUTHWEST BANK OF ST. LOUIS, St. Louis, Missouri, 63110-3498 (herein called "Bank") at its office in said City or to such other place as the holder hereof shall from time to time designate, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 Dollars, or the then outstanding and unpaid principal balance of the sums advanced hereunder together with accrued interest. Each borrowing hereunder shall bear interest from the date advanced by Bank at the rate of 0.75% in excess of Southwest Bank of St. Louis' Prime Rate, to be adjusted with each change thereto, payable monthly, and shall be calculated on the actual number of days on the basis of a year of 360 days. This note shall bear interest after maturity at the rate of three percent (3%) over the stated rate. As used herein, the term "Prime Rate" shall mean the rate of interest announced from time to time by the Bank as its "Prime Rate", such term being used only as a reference rate and not necessarily representing the lowest rate charged to any customer of the Bank. In the event the Bank ceases to use the term "Prime Rate" in setting a base rate for commercial loans, the term "Prime Rate" as used herein shall be determined by reference to the rate used by the Bank as its base rate of interest for commercial loans.

     Until the occurrence of any event of default herein described or any default or any event which with the passage of time or giving of notice, or both, would constitute a default under any agreements listed below, or the maturity of this note, whether by acceleration or otherwise, the undersigned may borrow and repay and re-borrow such amounts, hereunder, except that each advance or repayment will be in a minimum amount of ONE THOUSAND AND 00/100 Dollars or any multiples thereof, but not exceeding the maximum amount set forth above. Unless otherwise instructed by the undersigned, all advances under this note will be credited to checking account No. carried on the books of Bank in the name of Siboney Corporation and the undersigned agrees that Bank may make advances at its discretion, upon oral instructions of any of the undersigned or upon occurrence of an overdraft in said checking account.

     Upon the occurrence of any of the following events of default: failure of the undersigned to make any payments required hereunder or comply with any of the provisions contained in this note or any other obligations of the undersigned to Bank or to any other party, and the continuation of such default following applicable notice and cure rights, if any, or death, dissolution, termination of existence, insolvency, failure to pay debts as they mature, appointment of a receiver of any part of the property of, an assignment for the benefit of creditors, or the commencement of any proceedings under bankruptcy or insolvency laws, by or against any of the undersigned, then or at any time thereafter, this note and all other obligations of each of the undersigned to the Bank shall, at the option of Bank, become due and payable without notice or demand and no further advances will thereafter be made by Bank under the terms of this note. Furthermore, Bank reserves the right to offset without notice all funds or other property held by Bank against matured debts owing to Bank by undersigned. The undersigned will pay on demand all costs of collection, legal expenses and attorney's fees incurred or paid in collecting or enforcing this note including representation in any bankruptcy or insolvency proceedings and whether or not any lawsuit is ever filed with respect thereto. Each of the undersigned hereby waives presentment, protest, demand, notice of dishonor or default and consents to any and all renewals, extensions, and/or the release of any collateral or party directly or indirectly liable for the payment hereof, all without notice to and without affecting the liability of any of the undersigned. As used herein "undersigned" shall mean each maker and each endorser, and each jointly and severally, agrees to all the provisions hereof. This note shall be governed by the laws of the State of Missouri and shall bind the undersigned and shall inure to the benefit of the Bank and any holder hereof.

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     The  undersigned  agrees that at all times  capital funds shall not be less than $1,200,000.00. All of the above accounting and financial terms shall be determined in accordance with generally accepted accounting principles except that the term "capital funds" shall include any indebtedness which is expressly subordinated to all indebtedness of the UNDERSIGNED to the BANK in a manner satisfactory to the BANK.

     In addition to all other rights and security of Bank, security for this note and all other indebtedness owing to Bank:

         Security Agreements dated 6/12/97 covering Accounts
         Receivable, Inventory and Equipment.

     ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         Signature(s) below constitutes execution of note and acknowledgement of copy of note.

                                                SIBONEY CORPORATION



                                                By:
                                                   Timothy Tegeler
                                                   President


                                                By:
                                                   Rebecca Braddock
                                                   Vice President

                                                Address:  P. 0. Box 16184
                                                8000 Maryland Avenue, Suite 1040
                                                St. Louis, MO  63105

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                                                                     EXHIBIT A

                                 SOUTHWEST BANK




December 18, 1997


Mr. Tim Tegeler
Siboney Corporation
8000 Maryland Ave.
P.O. Box 16184
St. Louis, MO  63105

Re:  Waiver of $1.2 Million Net Worth Covenant

Dear Tim:

It was a pleasure meeting with you and Bodie last week and having the opportunity to meet Joe, as well. Bob and I appreciate both your enthusiasm about the upcoming fiscal year and your efforts to keep us informed of the company's plans. Per our discussion, the Line of Credit Note dated 6/12/97 does contain a minimum net worth covenant of $1.2 million, which would make it difficult for the company to borrow money as early as January. Therefore, the Bank has agreed to lower the minimum to $750,000 up to the point in which the note matures in June of 1998. At that point in time, we will renegotiate the terms of the loan and hopefully raise the net worth covenant. Please note that all other terms of the note will remain in tact and in the event that the company falls below the net worth minimum of $750,000, the note will be considered in default. I hope this gives the company the ability to meet its cash flow needs and help it make 1998 a successful year for all those involved.

Tim, again, it was a pleasure to see you. I hope you have a wonderful holiday season and I look forward to speaking with you in the New Year. If you should have any questions or concerns regarding this letter, please do not hesitate to contact me at 268-2505.

Sincerely,


/s/  Tucker E. Eby
Tucker E. Eby
Commercial Banking Officer

cc:  Joe Proehl
     Bob Witterschein